UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2012

Energy Services of America Corporation

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia 25702-9694
 (Address of principal executive offices)

(304) 399-6315
Registrant's telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Employment Agreements for Messrs. Edsel R. Burns and Larry A. Blount.  On February 15, 2012, Energy Services of America Corporation entered into employment agreements with Mr. Edsel R. Burns, our President and Chief Executive Officer, and Mr. Larry A. Blount, our Chief Financial Officer (collectively, the “Executives”).  The term of the employment agreements is 24 months, renewable daily, such that the remaining term will always be 24 months, unless a notice of non-renewal is provided.

The employment agreements provide for annual base salaries of $151,000 for Mr. Burns and $125,000 for Mr. Blount.  In addition to base salary, the Executives will be entitled to a discretionary annual incentive bonus and the Executives will participate in the employee benefit plans as we generally made available to our employees from time to time, including retirement and health plans.

Upon the occurrence of an involuntary termination of employment or a voluntary termination of employment for “Good Reason” (as defined in the agreements), the agreements provide for severance pay equal to one and one-half (1.5) times the sum of the Executive’s then-current annual base salary, paid in a lump sum within thirty (30) days after the date of termination, plus continued nontaxable medical dental insurance coverage for the remaining term of the agreement.  However, if the termination of employment follows a change in control, then Energy Services of America Corporation will provide each of the Executives and their spouses with continued non-taxable medical and dental insurance coverage substantially comparable (and on substantially the same terms and conditions) to the coverage maintained by Energy Services of America Corporation for each Executive and his spouse prior to the date of termination of employment until each individual attains Medicare eligibility age.  If the termination of employment is due to disability (as defined in the agreements), the agreements provide for continuation for the remaining term of the agreement of the Executive’s non-taxable medical and dental coverage substantially comparable (and on substantially the same terms and conditions) to the coverage maintained by Energy Services of America Corporation for the Executive immediately prior to his termination of employment due to disability.  If the termination of employment is due to death, the agreements provide for payment of the Executive’s base salary though his last day of the calendar month in which his death occurred.

The foregoing description of the employment agreements is qualified in its entirety by reference to the employment agreements that are attached hereto as Exhibit 10.1 and Exhibit 10.2 of this Current Report, and are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.
Not Applicable.
(b)	Pro forma financial information.
Not Applicable.
(c)	Shell Company Transactions.
Not Applicable.
(d)	Exhibits.
The following Exhibit is attached as part of this report:
10.1 Energy Services of America Corporation Employment Agreement for Edsel R. Burns 10.2 Energy Services of America Corporation Employment Agreement for Larry A. Blount

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: February 15, 2012	By: /s/ Edsel R. Burns
Edsel R. Burns
President
(Duly Authorized Representative)